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                                                                   EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-75765 of New Era of Networks, Inc. on Form S-8 of our report dated September 30, 1998 (relating to the financial statements of Century Analysis Inc. as of and for the years ended December 31, 1997 and 1996), appearing in the Current Report of New Era of Networks, Inc. on Form 8-K/A.



/s/ DELOITTE & TOUCHE LLP
San Francisco, California

April 12, 1999